Exhibit 99.1

LKQ CORPORATION POSTS RECORD 2010 THIRD QUARTER RESULTS

•	Revenue Grew 22.8%; Diluted Earnings Per Share Improved 19.0%

•	Parts and Services Organic Revenue Increased 8.3%

•	Recycled Products and Services Organic Revenue Grew 8.0%

•	Aftermarket and Refurbished Products Organic Revenue Increased 8.5%

•	Increased Outlook for 2010 Diluted Earnings Per Share to $1.11 - $1.15

Chicago, IL (October 28, 2010) – LKQ Corporation (NASDAQ: LKQX) today reported diluted earnings per share from continuing operations of $0.25 for the third quarter ended September 30, 2010, an increase of 19.0% from $0.21 for the third quarter of 2009. Revenue for the third quarter was $607.6 million, an increase of 22.8% as compared to $494.8 million for the same period of 2009. Income from continuing operations for the third quarter of 2010 was $35.9 million, an increase of 19.1% as compared to $30.1 million for the same period of 2009.

“We were very pleased with the strength of the quarter,” stated Joseph Holsten, President and Chief Executive Officer of LKQ Corporation. “As insurers and consumers focus on containing repair costs, demand for quality alternative parts continues to expand.” Mr. Holsten continued, “Parts and services revenue was up 18.8% in the third quarter with organic revenue growth of 8.3% and acquisition growth of 10.2%. We were particularly pleased to see recycled parts and services organic revenue growth of 8.0%. As we move into the busy winter season our inventories continue to be in very good shape.”

Overall organic revenue growth for the third quarter was 11.6% as a result of strong parts sales and higher commodity prices as compared to last year.

On a nine month year to date basis, revenue was $1.8 billion, an increase of 20.4% from $1.5 billion for the same period of 2009. Income from continuing operations for the first nine months of 2010 was $125.8 million, as compared to $90.6 million for the same nine month period of 2009. Diluted earnings per share from continuing operations was $0.86 for the first nine months of 2010, as compared to $0.63 for the same period of 2009.

Acquisitions / New Locations

LKQ continued its expansion efforts and made a number of acquisitions during the third quarter. The acquired businesses provide additional wholesale aftermarket and recycled parts distribution in a number of markets including Philadelphia and Cincinnati, increase production capacity for the wheel refinishing business, and expand paint distribution in the Boston metropolitan market. Collectively, the businesses acquired during the quarter have annualized revenue of approximately $115 million, with roughly 40% related to low margin smelting operations that support the wheel refinishing business.

During the third quarter, the Company also opened a heavy-duty truck operation in Wilson, North Carolina at a former Greenleaf location. At the start of the fourth quarter, LKQ opened a greenfield wholesale recycling facility in Denver, Colorado.

“It was a very busy quarter for acquisitions and we are on pace to close a number of additional transactions by the end of 2010,” commented Mr. Holsten. “Acquisitions will continue to play an important part of our plans to build out our footprint in the US and Canada and expand our product offerings.”

Balance Sheet and Liquidity

As of September 30, 2010, LKQ’s balance sheet reflected cash and equivalents of $168.7 million and long-term debt, including the current portion, of $597.5 million. Availability on the Company’s $100.0 million revolving credit facility was $79.9 million.

Company Outlook

LKQ updated its guidance for 2010. Income from continuing operations and diluted earnings per share from continuing operations are anticipated to be within the range of $162 million to $168 million and $1.11 to $1.15, respectively.

Net cash provided by operating activities for 2010 is projected to be in excess of $165 million. LKQ’s capital expenditures related to property and equipment are expected to be within a range of $65 to $75 million.

The guidance reflects an organic growth rate from parts and services of 6% to 8%, excluding the impact of organic growth of other revenue. Additionally, all of the guidance provided excludes restructuring expenses and any gains or losses related to acquisitions or divestitures.

Quarterly Conference Call

LKQ will host a conference call and audio webcast to discuss its third quarter 2010 financial results and financial guidance on Thursday, October 28, 2010 at 10:00 a.m. Eastern Time. To participate in the conference call, please dial (877) 705-6008 or (201) 689-8481 if calling outside of the U.S. The live audio webcast can be accessed on the internet at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter account number: 286 and conference ID: 359133. An online replay of the webcast will be available on the Company’s website. Both forms of the replay of the conference call will be available until November 28, 2010. Please allow approximately two hours after the live presentation before attempting to access the replay.

###

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled products and refurbished collision replacement products such as wheels, bumper covers and lights. LKQ operates more than 300 facilities, providing its customers a broad range of replacement systems, components, and parts to repair automobiles and light, medium and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement parts;

•	the availability and cost of our inventory;

•	variations in vehicle accident rates or miles driven;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•	competition in the automotive parts industry;

•	our ability to increase or maintain revenue and profitability at our facilities;

•	uncertainty as to our future profitability on a consolidated basis;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing arrangements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of aftermarket products:

•	termination of business relationships with insurance companies that promote the use of our products;

•	decreases in the supply of end of life and crush only vehicles that we process and sell for scrap; and

•	other risks that are described in our Form 10-K filed February 26, 2010 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Sarah Lewensohn

Director, Investor Relations

(312) 621-2793

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue	$607,621	$494,812	$1,795,818	$1,492,037

Cost of goods sold	346,197	269,708	989,838	817,114

Gross margin	261,424	225,104	805,980	674,923

Facility and warehouse expenses	56,991	48,337	170,125	145,101

Distribution expenses	51,783	45,604	154,140	132,608

Selling, general and administrative expenses	77,671	65,893	228,437	198,688

Restructuring expenses	223	852	593	1,910

Depreciation and amortization	9,549	8,373	27,940	24,893

Operating income	65,207	56,045	224,745	171,723

Other expense (income):
Interest expense, net	7,186	7,780	21,617	23,082
Other income, net	(274)	(23)	(573)	(170)

Total other expense, net	6,912	7,757	21,044	22,912

Income from continuing operations before provision for income taxes	58,295	48,288	203,701	148,811

Provision for income taxes	22,394	18,147	77,911	58,197

Income from continuing operations	35,901	30,141	125,790	90,614

Discontinued operations:
(Loss) income from discontinued operations, net of taxes	—	(986)	224	(298)
Gain on sale of discontinued operations, net of taxes	—	—	1,729	—

(Loss) income from discontinued operations	—	(986)	1,953	(298)

Net income	$35,901	$29,155	$127,743	$90,316

Basic earnings per share (1):
Income from continuing operations	$0.25	$0.21	$0.88	$0.65
(Loss) income from discontinued operations	0.00	(0.01)	0.01	(0.00)

Total	$0.25	$0.21	$0.89	$0.64

Diluted earnings per share (1):
Income from continuing operations	$0.25	$0.21	$0.86	$0.63
(Loss) income from discontinued operations	0.00	(0.01)	0.01	(0.00)

Total	$0.25	$0.20	$0.88	$0.63

Weighted average common shares outstanding:
Basic	143,258	140,746	142,769	140,257

Diluted	145,798	144,047	145,470	143,669

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

(In thousands, except share and per share data)

	September 30, 2010	December 31, 2009
Assets

Current Assets:
Cash and equivalents	$168,678	$108,906
Receivables, net	167,181	152,443
Inventory	444,617	385,686
Deferred income taxes	29,924	31,847
Prepaid income taxes	—	4,663
Prepaid expenses	11,100	9,603
Assets of discontinued operations	—	9,720

Total Current Assets	821,500	702,868

Property and Equipment, net	306,820	289,902
Intangibles	1,055,297	1,006,022
Other Assets	21,832	21,329

Total Assets	$2,205,449	$2,020,121

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$70,413	$51,300
Accrued expenses	100,757	94,027
Income taxes payable	1,713	—
Deferred revenue	9,672	9,259
Current portion of long-term obligations	39,880	10,063
Liabilities of discontinued operations	2,857	3,832

Total Current Liabilities	225,292	168,481

Long-Term Obligations, Excluding Current Portion	557,589	592,982
Deferred Income Tax Liabilities	53,179	52,209
Other Noncurrent Liabilities	32,478	27,015

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 143,788,606 and 142,004,797 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	1,438	1,420
Additional paid-in capital	841,747	815,952
Retained earnings	497,202	369,459
Accumulated other comprehensive loss	(3,476)	(7,397)

Total Stockholders’ Equity	1,336,911	1,179,434

Total Liabilities and Stockholders’ Equity	$2,205,449	$2,020,121

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$127,743	$90,316
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,389	27,931
Stock-based compensation expense	7,713	5,457
Deferred income taxes	(788)	2,663
Excess tax benefit from share-based payments	(9,375)	(5,744)
Gain on sale of discontinued operations	(2,744)	—
Other	791	3,873
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Receivables	(1,433)	18,671
Inventory	(43,818)	(24,302)
Prepaid income taxes/income taxes payable	14,566	19,887
Accounts payable	11,307	(12,722)
Other operating assets and liabilities	10,212	9,434

Net cash provided by operating activities	144,563	135,464

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(36,982)	(28,993)
Proceeds from sales of businesses, net of cash sold, and property and equipment	12,969	952
Cash used in acquisitions, net of cash acquired	(70,281)	(18,580)

Net cash used in investing activities	(94,294)	(46,621)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	8,725	4,986
Excess tax benefit from share-based payments	9,375	5,744
Borrowings under line of credit	—	2,310
Repayments of long-term debt	(8,824)	(16,212)

Net cash provided by (used in) financing activities	9,276	(3,172)

Effect of exchange rate changes on cash and equivalents	227	1,267

Net increase in cash and equivalents	59,772	86,938

Cash and equivalents, beginning of period	108,906	79,067

Cash and equivalents, end of period	$168,678	$166,005

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

(In thousands, except per share data)

	Three Months Ended September 30,
Operating Highlights	2010		2009
		% of Revenue		% of Revenue	Change	% Change

Revenue	$607,621	100.0%	$494,812	100.0%	$112,809	22.8%

Cost of goods sold	346,197	57.0%	269,708	54.5%	76,489	28.4%

Gross margin	261,424	43.0%	225,104	45.5%	36,320	16.1%

Facility and warehouse expenses	56,991	9.4%	48,337	9.8%	8,654	17.9%

Distribution expenses	51,783	8.5%	45,604	9.2%	6,179	13.5%

Selling, general and administrative expenses	77,671	12.8%	65,893	13.3%	11,778	17.9%

Restructuring expenses	223	0.0%	852	0.2%	(629)	-73.8%

Depreciation and amortization	9,549	1.6%	8,373	1.7%	1,176	14.0%

Operating income	65,207	10.7%	56,045	11.3%	9,162	16.3%

Other expense (income):
Interest expense, net	7,186	1.2%	7,780	1.6%	(594)	-7.6%
Other income, net	(274)	0.0%	(23)	0.0%	(251)	1091.3%

Total other expense, net	6,912	1.1%	7,757	1.6%	(845)	-10.9%

Income from continuing operations before provision for income taxes	58,295	9.6%	48,288	9.8%	10,007	20.7%

Provision for income taxes	22,394	3.7%	18,147	3.7%	4,247	23.4%

Income from continuing operations	35,901	5.9%	30,141	6.1%	5,760	19.1%

Discontinued operations:
Loss from discontinued operations, net of taxes	—	0.0%	(986)	-0.2%	986	100.0%
Gain on sale of discontinued operations, net of taxes	—	0.0%	—	0.0%	—	n/m

Loss from discontinued operations	—	0.0%	(986)	-0.2%	986	100.0%

Net income	$35,901	5.9%	$29,155	5.9%	$6,746	23.1%

Basic earnings per share (1):
Income from continuing operations	$0.25		$0.21		$0.04	19.0%
Loss from discontinued operations	0.00		(0.01)		0.01	n/m

Total	$0.25		$0.21		$0.04	19.0%

Diluted earnings per share (1):
Income from continuing operations	$0.25		$0.21		$0.04	19.0%
Loss from discontinued operations	0.00		(0.01)		0.01	n/m

Total	$0.25		$0.20		$0.05	25.0%

Weighted average common shares outstanding:
Basic	143,258		140,746		2,512	1.8%

Diluted	145,798		144,047		1,751	1.2%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

(In thousands, except per share data)

	Nine Months Ended September 30,
Operating Highlights	2010		2009
		% of Revenue		% of Revenue	Change	% Change

Revenue	$1,795,818	100.0%	$1,492,037	100.0%	$303,781	20.4%

Cost of goods sold	989,838	55.1%	817,114	54.8%	172,724	21.1%

Gross margin	805,980	44.9%	674,923	45.2%	131,057	19.4%

Facility and warehouse expenses	170,125	9.5%	145,101	9.7%	25,024	17.2%

Distribution expenses	154,140	8.6%	132,608	8.9%	21,532	16.2%

Selling, general and administrative expenses	228,437	12.7%	198,688	13.3%	29,749	15.0%

Restructuring expenses	593	0.0%	1,910	0.1%	(1,317)	-69.0%

Depreciation and amortization	27,940	1.6%	24,893	1.7%	3,047	12.2%

Operating income	224,745	12.5%	171,723	11.5%	53,022	30.9%

Other expense (income):
Interest expense, net	21,617	1.2%	23,082	1.5%	(1,465)	-6.3%
Other income, net	(573)	0.0%	(170)	0.0%	(403)	237.1%

Total other expense, net	21,044	1.2%	22,912	1.5%	(1,868)	-8.2%

Income from continuing operations before provision for income taxes	203,701	11.3%	148,811	10.0%	54,890	36.9%

Provision for income taxes	77,911	4.3%	58,197	3.9%	19,714	33.9%

Income from continuing operations	125,790	7.0%	90,614	6.1%	35,176	38.8%

Discontinued operations:
Income (loss) from discontinued operations, net of taxes	224	0.0%	(298)	0.0%	522	175.2%
Gain on sale of discontinued operations, net of taxes	1,729	0.1%	—	0.0%	1,729	n/m

Income (loss) from discontinued operations	1,953	0.1%	(298)	0.0%	2,251	755.4%

Net income	$127,743	7.1%	$90,316	6.1%	$37,427	41.4%

Basic earnings per share (1):
Income from continuing operations	$0.88		$0.65		$0.23	35.4%
Income (loss) from discontinued operations	0.01		(0.00)		0.01	n/m

Total	$0.89		$0.64		$0.25	39.1%

Diluted earnings per share (1):
Income from continuing operations	$0.86		$0.63		$0.23	36.5%
Income (loss) from discontinued operations	0.01		(0.00)		0.01	n/m

Total	$0.88		$0.63		$0.25	39.7%

Weighted average common shares outstanding:
Basic	142,769		140,257		2,512	1.8%

Diluted	145,470		143,669		1,801	1.3%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

The following unaudited tables compare certain revenue categories:

	Three Months Ended September 30,
	2010	2009	Change	% Change
	(In thousands)

Included in Consolidated Statements of Income of LKQ Corporation

Recycled and related products and services	$228,797	$180,482	$48,315	26.8%
Aftermarket, other new and refurbished products	291,607	257,670	33,937	13.2%

Parts and services	520,404	438,152	82,252	18.8%
Other	87,217	56,660	30,557	53.9%

Total	$607,621	$494,812	$112,809	22.8%

Revenue changes by category for the three months ended September 30, 2010 vs. 2009:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change

Recycled and related products and services	18.5%	8.0%	0.3%	26.8%
Aftermarket, other new and refurbished products	4.5%	8.5%	0.2%	13.2%

Parts and services	10.2%	8.3%	0.2%	18.8%

Other	16.7%	37.2%	0.1%	53.9%

Total	11.0%	11.6%	0.2%	22.8%

	Nine Months Ended September 30,
	2010	2009	Change	% Change
	(In thousands)

Included in Consolidated Statements of Income of LKQ Corporation

Recycled and related products and services	$658,179	$548,040	$110,139	20.1%
Aftermarket, other new and refurbished products	894,251	799,953	94,298	11.8%

Parts and services	1,552,430	1,347,993	204,437	15.2%
Other	243,388	144,044	99,344	69.0%

Total	$1,795,818	$1,492,037	$303,781	20.4%

Revenue changes by category for the nine months ended September 30, 2010 vs. 2009:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change

Recycled and related products and services	15.9%	3.6%	0.6%	20.1%
Aftermarket, other new and refurbished products	2.9%	8.4%	0.4%	11.8%

Parts and services	8.2%	6.5%	0.5%	15.2%

Other	10.2%	58.6%	0.2%	69.0%

Total	8.4%	11.5%	0.5%	20.4%

The following unaudited table reconciles income from continuing operations to EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(In thousands)

Income from continuing operations	$35,901	$30,141	$125,790	$90,614
Depreciation and amortization	10,378	9,151	30,389	27,378
Interest expense, net	7,186	7,780	21,617	23,082
Provision for income taxes	22,394	18,147	77,911	58,197

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations	$75,859	$65,219	$255,707	$199,271

EBITDA as a percentage of revenue	12.5%	13.2%	14.2%	13.4%

We provide a reconciliation of Income from Continuing Operations to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

Results of discontinued operations are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(In thousands)

Revenue	$—	$7,335	$686	$20,853

(Loss) income before income tax (benefit) provision	—	(1,565)	355	(473)
Income tax (benefit) provision	—	(579)	131	(175)

(Loss) income from discontinued operations, net of taxes, before gain on sale of discontinued operations	—	(986)	224	(298)

Gain on sale of discontinued operations, net of taxes of $1,015	—	—	1,729	—

(Loss) income from discontinued operations, net of taxes	$—	$(986)	$1,953	$(298)